                                      News Release

Sanchez Production Partners Reports

First Quarter 2016 Results

HOUSTON--(Marketwired)--May 16, 2016--Sanchez Production Partners LP (NYSE MKT: SPP) (“SPP” or the “Partnership”) today reported first quarter 2016 results.  Highlights from the report include:

•

A cash distribution to common unitholders of $0.4121 per common unit ($1.6484 per unit annualized) related to first quarter 2016 activity, which represents the second consecutive increase of 1.5% over the Partnership’s initial distribution in the third quarter 2015;

•

Distribution coverage of 2.65x excluding the Mid-Continent assets, which have been targeted for divestiture, and 1.95x including the Mid-Continent assets (in each case after the effect of the March 31, 2016 conversion of the Class A preferred units to common units);

•	Total revenue of $23.2 million and Adjusted EBITDA of $13.5 million during the first quarter 2016;
•	Throughput volumes for the Western Catarina Midstream system during the first quarter 2016 of 136% and 132% of the Minimum Quarterly Quantity for oil and natural gas, respectively; and
•	A strong liquidity position of approximately $97 million, with a pro forma leverage ratio of 1.9x for the first quarter 2016.

Management Commentary

"During the first quarter 2016, we demonstrated the capability of both our unique structure and relationships,” said Gerald F. Willinger, Chief Executive Officer of SPP’s general partner.  “To that end, we exceeded our volume and revenue expectations on the Western Catarina Midstream system for the quarter, with throughput at 136% and 132% of the Minimum Quarterly Quantity for oil and natural gas, respectively, and began to realize the benefits of continuing Catarina development, which includes further delineation of the South-Central region of the lease by Sanchez Energy Corporation (NYSE: SN).”

“Our performance allowed us to declare a cash distribution of $0.4121 per common unit, which represents our second consecutive increase of 1.5% over our initial distribution.   Including the effects of the March 31, 2016 conversion of the Class A preferred units to common units, we had distribution coverage for

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the first quarter of 2.65x, excluding the Mid-Continent assets targeted for divestiture, and 1.95x including the Mid-Continent assets.  In addition to significant headroom on our common unit distribution, we ended the quarter with a strong liquidity position of approximately $97 million, which consists of $91 million in borrowing capacity under our credit facility and approximately $6 million in cash and cash equivalents, and a pro forma leverage ratio calculated in accordance with the terms of our credit facility of 1.9x.  Taken together, we continue to believe that we offer one of the most compelling investment opportunities in the master limited partnership space today.”

“We will continue to focus our near-term efforts on midstream transaction development to take advantage of recent industry market conditions, our liquidity, and the strength of our balance sheet.  As part of those efforts, we have received instrumental support from both Stonepeak Infrastructure Partners and our lending institutions.”

Operating and Financial Results

The Partnership’s revenue totaled $23.2 million during the first quarter 2016.    Included in total revenue for the first quarter 2016 is revenue from the Western Catarina midstream system of $13.9 million and revenue from the Mid-Continent assets targeted for divestiture of $2.3 million.  The balance of the Partnership’s first quarter 2016 total revenue came from other production activities ($3.0 million), hedge settlements ($7.1 million), and a loss on mark-to-market activities ($3.1 million), which is a non-cash item.

Operating expenses during the first quarter 2016 totaled $14.5 million, which includes $3.2   million in operating expenses related to the Western Catarina Midstream system and $2.0 million in production operating expenses not related to the Mid-Continent assets targeted for divestiture.  General and administrative expenses during the first quarter 2016, excluding $1.7 million in non-cash items related to unit-based compensation and asset management fees, totaled $4.4 million, which included $0.4 million related to the Mid-Continent assets targeted for divestiture.

Adjusted EBITDA for the first quarter 2016 was approximately $13.5 million, which compares to $4.9 million in the first quarter 2015 after adjustments for non-recurring items in the first quarter 2015 related to employee severance ($4.4 million), transaction charges ($0.6 million), conversion charges ($0.3 million) and litigation charges (less than $0.1 million).  This compares to Adjusted EBITDA for the fourth quarter 2015 of $12.0, which represents a 13% increase quarter-on-quarter.

On a GAAP basis, the Partnership recorded net income of $5.3 million for the first quarter 2016.  Included in net income for the first quarter 2016 are expenses related to asset impairments totaling $1.3 million and a gain on embedded derivative expense, which relates to accounting for the Class B preferred units, of $6.3 million, each of which are non-cash items.

The Partnership’s capital spending during the first quarter 2016 totaled approximately $1.1 million.

Credit Facility and Hedging Update

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As of May 13, 2016, the Partnership had $109 million in debt outstanding under its credit facility, which has a borrowing base of $200 million.  The Partnership’s borrowing base is scheduled for redetermination by the lenders in the second quarter 2016.

For the period April 1, 2016 through Dec. 31, 2016, the Partnership has hedged approximately 3.0 Bcf of its natural gas production at an effective NYMEX fixed price of approximately $4.14 per Mcf and approximately 320 MBbl of its crude oil production at an effective NYMEX fixed price of approximately $73.93 per barrel.

COMMON UNITS

The Partnership had 4,279,517 common units issued and outstanding as of May 13, 2016.  The Partnership converted the Class A preferred units to common units effective March 31, 2016.

DISTRIBUTIONS

On May 10, 2016, the Partnership declared a first quarter 2016 cash distribution on its common units of $0.4121 per unit ($1.6484 per unit annualized), which represents the second consecutive increase of 1.5% over the Partnership’s initial cash distribution in the third quarter 2015.  The Partnership also declared a first quarter 2016 cash distribution of $0.45 per unit on its Class B preferred units.  The distributions will be paid on May 31, 2016 to holders of record on May 20, 2016.

2016 FORECAST

Based on hedges in place and forward prices as of Dec. 31, 2015, the Partnership’s “base case forecast” estimates that 2016 Adjusted EBITDA will range from $54 million to $60 million, providing Distributable Cash Flow (“DCF”) of $13.5 million to $19.5 million in 2016.  Based on these forecast results, and a common unit count that includes the conversion of the Class A preferred units to common units effective March 31, 2016, the Partnership projects the common unit distribution coverage will range from 1.9x to 2.8x, or 2.3x at the midpoint of the Partnership’s 2016 DCF forecast.

The Partnership’s base case forecast excludes contribution of the Mid-Continent assets, which have been targeted for divestiture.  No incremental asset acquisitions or divestitures are included in the Partnership’s base case forecast.  The base case forecast also assumes no additional units are repurchased in the open market under the Partnership’s $10 million unit repurchase program.

Conference Call Information

The Partnership will host a conference call at 10:00 a.m. Central Time (11:00 a.m. Eastern Time) on Monday, May 16, 2016 to discuss first quarter 2016 results.

To participate in the conference call, analysts, investors, media and the public in the U.S. may dial (877) 300-8521 shortly before 10:00 a.m. Central Time (11:00 a.m. Eastern Time) .  The international phone number is (412) 317-6026.  Callers should request the “SPP 16Q1 Conference Call” once reaching the operator.

A live audio webcast of the conference call and the earnings release will be available on the Partnership’s website (www.sanchezpp.com) under the Investor Relations page.  A replay will be available approximately one hour after the

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call through May 23, 2016, at 10:59 p.m. Central Time (11:59 p.m. Eastern Time). The replay may accessed by dialing (877) 870-5176 (U.S.) or (858) 384-5517 (International), and referencing the replay passcode: 10085341.

About the Partnership

Sanchez Production Partners LP (NYSE MKT: SPP) is a publicly-traded limited partnership focused on the acquisition, development, ownership and operation of midstream and other energy production assets.  The Partnership owns an oil and natural gas gathering and processing system located in the Eagle Ford Shale in Dimmit and Webb Counties, Texas.  The Partnership also currently owns producing reserves in the Eagle Ford Shale in South Texas, the Gulf Coast region of Texas and Louisiana, and across several basins in Oklahoma and Kansas.  The Partnership announced in March 2015 that is exploring the possible divestiture of its assets and operations in Oklahoma and Kansas.

Additional Information

Additional information about SPP can be found in the Partnership’s documents on file with the U.S. Securities and Exchange Commission (www.sec.gov) and in the “Investor Presentation” available on the Partnership’s website (www.sanchezpp.com).

The Partnership anticipates that it will file its first quarter 2016 Form 10-Q with the U.S. Securities Exchange Commission on or about May 16, 2016.

Non-GAAP Measures

We present Adjusted EBITDA in addition to our reported net income (loss) in accordance with GAAP in this news release.  We also provide our earnings forecast in terms of Adjusted EBITDA and Distributable Cash Flow.

Adjusted EBITDA is a non-GAAP financial measure that is defined as net income (loss) adjusted by interest (income) expense, net; income tax expense (benefit); depreciation, depletion and amortization; asset impairments; accretion expense; (gain) loss on sale of assets; (gain) loss from equity investment; unit-based compensation programs; unit-based asset management fees; (gain) loss on mark-to-market activities; and (gain) loss on embedded derivative.  Distributable Cash Flow is defined as Adjusted EBITDA less cash interest expense; distributions on preferred units; and maintenance capital.

Adjusted EBITDA and Distributable Cash Flow are used as quantitative standards by our management and by external users of our financial statements such as investors, research analysts and others to assess the financial performance of our assets without regard to financing methods, capital structure or historical cost basis; the ability of our assets to generate cash sufficient to pay interest costs and support our indebtedness; and our operating performance and return on capital as compared to those of other companies in our industry, without regard to financing or capital structure.  Adjusted EBITDA and Distributable Cash Flow are not intended to represent cash flows for the period, nor are they

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presented as a substitute for net income, operating income, cash flows from operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP.

We are unable to reconcile our forecast range of Adjusted EBITDA or Distributable Cash Flow to GAAP net income, operating income or net cash flow provided by operating activities because we do not predict the future impact of adjustments to net income (loss), such as (gains) losses from mark-to-market activities and equity investments or asset impairments due to the difficulty of doing so, and we are unable to address the probable significance of the unavailable reconciliation, in significant part due to ranges in our forecast impacted by changes in oil and natural gas prices and reserves which affect certain reconciliation items.

Forward-Looking Statements

This press release contains, and the officers and representatives of the Partnership and its general partner may from time to time make, statements that are considered forward–looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934.  These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond our control, which may include statements about our: business strategy; acquisition strategy; financial strategy; anticipated effects of transactions; timing or ability to make, maintain and grow distributions; the ability of our customers to meet their drilling and development plans on a timely basis or at all and perform under gathering and processing agreements; future operating results, including our forecast of Adjusted EBITDA and Distributable Cash Flow; future capital expenditures; and plans, objectives, expectations, forecasts, outlook and intentions.  All of these types of statements, other than statements of historical fact included in this press release, are forward-looking statements.   In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “could,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “pursue,” “target,” “continue,” the negative of such terms or other comparable terminology.

The forward-looking statements contained in this press release are largely based on our expectations, which reflect estimates and assumptions made by our management.  These estimates and assumptions reflect our best judgment based on currently known market conditions and other factors.  Although we believe such estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond our control.  In addition, management’s assumptions about future events may prove to be inaccurate. Management cautions all readers that the forward-looking statements contained in this press release are not guarantees of future performance, and we cannot assure any reader that such statements will be realized or the forward-looking events and circumstances will occur.  Actual results may differ materially from those anticipated or implied in the forward-looking statements due to factors listed in the “Risk Factors” section in our filings with the U.S. Securities and Exchange Commission and elsewhere in those filings.  The forward-looking statements speak only as of the date made, and other than as required by law, we do not intend to publicly update or revise any forward-looking statements as a result of new information, future events or otherwise.  These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

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PARTNERSHIP CONTACT

Charles C. Ward

Chief Financial Officer

Sanchez Production Partners GP LLC

(877) 847-0009

(Operating and Financial Highlights Follow)

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PRESS RELEASE

Sanchez Production Partners LP

Operating Statistics

	Three Months Ended March 31,
	2016	2015
Net Production in MBOE:
Total production (MBOE)	303	324
Average daily production (BOE/D)	3,334	3,596

Average Sales Price per BOE:
BOE Net realized price, including hedges (1)	$39.61	$35.51
BOE Net realized price, excluding hedges (2)	$16.22	$18.31

(1)	Excludes impact of mark-to-market gains (losses)
(2)	Excludes all hedges, the impact of mark-to-market gains (losses).

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Sanchez Production Partners LP

Condensed Consolidated Statements of Operations

	Three Months Ended March 31,
	2016	2015
	($ in thousands)
Oil, liquids, and gas sales	$12,398	$12,656
Gathering and transportation sales	13,875	—
Loss on mark-to-market activities	(3,104)	(732)
Total revenues	23,169	11,924

Operating expenses:
Lease operating expenses	4,973	4,900
Gathering and transportation operating expenses	3,054	—
Cost of sales	130	205
Production taxes	221	370
General and administrative	6,157	9,547
Gain on sale of assets	—	(59)
Depreciation, depletion and amortization	7,188	3,120
Asset impairments	1,309	82,865
Accretion expense	315	253
Total operating expenses	23,347	101,201

Other expenses:
Interest expense	899	646
Gain on embedded derivatives	(6,294)	—
Other (income) expense	(60)	63
Total expenses, net	17,892	101,910
Net income (loss)	5,277	(89,986)
Less:
Preferred unit dividends	(8,750)	—
Preferred unit amortization	(7,266)
Net loss attributable to common unitholders	$(10,739)	$(89,986)

Adjusted EBITDA	$13,521	$(437)

Net loss per unit prior to conversion (1)
Class A units - Basic and Diluted	$—	$(0.38)
Class B units - Basic and Diluted	$—	$(0.31)
Weighted Average Units Outstanding prior to conversion (1)
Class A units - Basic and Diluted	—	48,451
Class B units - Basic and Diluted	—	2,879,163
Net income (loss) per unit after conversion (1)
Common units - Basic and Diluted	$(3.91)	$29.76
Weighted Average Units Outstanding after conversion (1)
Common units - Basic and Diluted	2,743,419	2,992,801

(1)	Amounts adjusted for 1-for-10 reverse split completed August 3, 2015.

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Sanchez Production Partners LP

Condensed Consolidated Balance Sheets

	March 31,	Dec. 31,
	2016	2015
	($ in thousands)
Current assets	$29,000	$32,901
Oil and natural gas properties, net of accumulated depreciation, depletion, amortization and impairments	222,321	227,054
Other assets	208,429	211,345
Total assets	$459,750	$471,300

Current liabilities	$7,231	$9,012
Long-term debt, net of premium, discount and debt issuance costs	107,032	104,909
Other long-term liabilities	207,419	213,441
Total liabilities	321,682	327,362

Mezzanine equity	179,763	172,111
Partners' capital	(41,695)	(28,173)
Total partners' capital	(41,695)	(28,173)
Total liabilities and partners' capital	$459,750	$471,300

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Sanchez Production Partners LP

Reconciliation of Net Income (Loss) to

Adjusted EBITDA

	Three Months Ended March 31,
	2016	2015
	($ in thousands)
Reconciliation of Net Income (Loss) to Adjusted EBITDA:
Net income (loss)	$5,277	$(89,986)
Add:
Interest expense, net	899	646
Income tax expense	—	—
Depreciation, depletion and amortization	7,188	3,120
Asset impairments	1,309	82,865
Accretion expense	315	253
Gain on sale of assets	—	(59)
Unit-based compensation programs	438	1,992
Unit-based asset management fees	1,285	—
Loss on mark-to-market activities	3,104	732
Gain on embedded derivatives	(6,294)	—
Adjusted EBITDA (1)	$13,521	$(437)

	Three Months Ended Dec. 31,
	2015	2014
	($ in thousands)
Reconciliation of Net Income (Loss) to Adjusted EBITDA:
Net income (loss)	$(44,524)	$11,798
Add:
Interest expense, net	1,767	507
Income tax expense	52	—
Depreciation, depletion and amortization	5,486	4,327
Asset impairments (2)	41,062	5,187
Accretion expense	317	153
Loss on sale of assets	—	246
Unit-based compensation programs	(9)	82
Unit-based asset management fees	937	—
Gain on mark-to-market activities	(3,109)	(17,547)
Loss on embedded derivatives	9,982	—
Adjusted EBITDA (1)	$11,961	$4,753

(1)

Our Adjusted EBITDA should not be considered as an alternative to net income, operating income, cash flows from operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP. Our Adjusted EBITDA excludes some, but not all, items that affect net income and operating income and these measures may vary among other companies. Therefore, our Adjusted EBITDA may not be comparable to similarly titled measures of other companies.

We define Adjusted EBITDA as net income (loss) plus:

•	interest (income) expense, net which includes:
•	interest expense;
•	interest expense net (gain) loss on interest rate derivative contracts; and
•	interest (income);
•	income tax expense (benefit);
•	depreciation, depletion and amortization;
•	asset impairments;
•	accretion expense;
•	(gain) loss on sale of assets;
•	(gain) loss from equity investment;
•	unit-based compensation programs;
•	unit-based asset mananagement fees;
•	(gain) loss on mark-to-market activities; and
•	(gain) loss on embedded derivatives.
(2)	2015 amounts include $1,866 of exploration costs related to impairment of unproved property.

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